 POWER OF ATTORNEY

 I hereby constitute and appoint Charles E. Fenton and Barbara B. Lucas, and each of them, with power of substitution, my true and lawful attorneys-in-fact with full power to sign and file for me, in my name and in my capacity as an officer of The Black & Decker Corporation (the "Corporation"), any and all reports, forms, documents and other information required to be filed with the Securities and Exchange Commission (or any national securities exchange on which the Corporation's securities are listed) pursuant to the provisions of Section 16 of the Securities Exchange Act of 1934, as it may be amended from time to time.  The authority of my attorneys-in-fact under this Power of Attorney shall continue until I am no longer required to file reports, forms, documents or other information pursuant to Section 16 in respect of any ownership of or transactions in securities of the Corporation, unless earlier revoked in writing.

 WITNESS my signature this 15th day of February, 2006.

       _/s/BHUPINDER S. SIHOTA______

       Bhupinder S. Sihota

Signatures of Attorneys-in-Fact:

_/s/ CHARLES E. FENTON_____

Charles E. Fenton

_/s/ BARBARA B. LUCAS______

Barbara B. Lucas